                                                                   Exhibit 23(b)



                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the inclusion in the Commerce Bancshares, Inc. registration statement on Form S-4 of our report dated November 25, 1997 with respect to Pittsburg Bancshares, Inc.'s financial statements for the year ended December 31, 1996. We also consent to the reference to us under the heading "EXPERTS" in such registration statement.

                                       /s/ Baird, Kurtz & Dobson

Joplin, Missouri
January 6, 1998